ALEXION ANNOUNCES EXECUTIVE LEADERSHIP CHANGES

NEW HAVEN, Conn.—May 23, 2017—Alexion Pharmaceuticals, Inc. (NASDAQ: ALXN) today announced the following changes to its executive leadership team:

•
Brian Goff is joining Alexion as Chief Commercial Officer, effective June 1, 2017. Mr. Goff is a veteran biopharmaceutical executive with more than 25 years of experience at companies including Neurovance, Inc., Baxalta, Inc., Baxter, Novartis and Johnson & Johnson. Mr. Goff will lead all commercial operations globally with responsibility for country operations in each of Alexion’s affiliates in North America, EMEA, Japan, Asia Pacific, and Latin America.  He succeeds Carsten Thiel who is leaving the Company to pursue new opportunities effective June 1, 2017.

•	Dave Anderson, Chief Financial Officer, will resign his position at the end of August. A search for a new CFO is underway with SpencerStuart.

•	Martin Mackay, Executive Vice President, Head of Research & Development will be retiring from Alexion at the end of 2017. A search is also underway for a new Head of R&D with SpencerStuart.

•
Clare Carmichael, Executive Vice President, Chief Human Resources Officer, will be leaving the Company to pursue new opportunities effective June 1, 2017. Recruiting is underway for a new Head of Human Resources.

Ludwig Hantson, Alexion’s Chief Executive Officer, stated, “We are delighted to welcome Brian to Alexion as our new Chief Commercial Officer and look forward to his leadership in developing and executing our strategies for long-term growth as we focus on creating value for all stakeholders. He brings to Alexion the expertise and proven track record that will help us continue to build on our global leadership position, as well as a passion for developing talent and cultivating a high-performing culture. At the same time, we thank Carsten for his many contributions to Alexion’s success over the past three years. He has played a critical role in bringing Alexion’s innovative therapies to patients with rare and devastating diseases around the world and establishing a solid foundation for the future.”

Mr. Goff said, “I am very excited to join Alexion and have long admired the Company’s leadership in rare diseases, commitment to breakthrough medical innovation, patient-centric focus, and successful growth trajectory. I look forward to leading the Commercial organization and to being part of the team that will take Alexion to its next chapter of growth.”

With respect to Dave Anderson, Dr. Hantson commented, “I have valued Dave’s partnership and we are grateful for his many contributions to the Company and the finance function during an important transition period. We also appreciate his continued dedication to Alexion as our active CFO until the end of August, at which time it is our expectation that we will have retained a new, world-class CFO.”

Mr. Anderson added, “With Ludwig now firmly onboard as our CEO and Alexion off to a strong start in 2017, this presents the opportunity for the Company to identify a top-talent CFO who can partner with Ludwig to drive growth and profitability over the long term. I look forward to supporting Alexion and the team in the coming months to execute a seamless transition.”

With respect to identifying a new Head of R&D, Dr. Hantson said, “The R&D function at Alexion is core to our business and to our future, and it is our intent to recruit a new Head of R&D who can build on Martin’s successes. During his time at Alexion, Martin distinguished himself as a leader in researching and developing promising therapies for rare diseases while building an outstanding R&D leadership team and organization. Martin also led the development of Strensiq, bringing the first enzyme replacement therapy to market for patients with hypophosphatasia, and significantly advanced our complement pipeline programs. All of us at Alexion appreciate his dedication to patients and his efforts to position Alexion on the leading edge of innovation as we work to address some of the rarest, life-threatening conditions.”

Commenting on a new Head of Human Resources, Dr. Hantson said, “As Alexion advances our pipeline and commercial growth priorities, we will appoint a new Head of Human Resources who will leverage Clare’s achievements in attracting and retaining the highest levels of talent required to serve patients across the globe. Since she joined the Company in 2011, Alexion has grown from approximately 800 to 3,000 employees, and we are grateful for Clare’s leadership in helping us design the structure and systems to operate globally in 50 countries. In addition, she significantly expanded our global talent initiatives, including talent management, training and development, and compensation and benefits. The Alexion team wishes Clare well and thanks her for her commitment to our mission and our people.”

Brief Biography of Brian Goff
Mr. Goff is a proven global biopharmaceutical executive with a 25-year track record of consistently delivering sustainable growth through multiple business cycles. He has deep expertise in commercial operations across multiple therapeutic areas, as well as broad experience in managing a range of functions, including R&D, Medical Affairs, Manufacturing and Quality with a number of industry-leading biopharmaceutical companies.

Most recently, Mr. Goff served as Chief Operating Officer and a Member of the Board of Directors of Neurovance, Inc., from December 2016 until the company was acquired by Otsuka Pharmaceuticals Co. in March 2017. Previously, Mr. Goff served as Baxalta’s Executive Vice President & President – Hematology Division, from the time of the company’s spin-off from

Baxter International Inc. in 2015 until its combination with Shire in mid-2016. From June 2012-December 2014, he served with Baxter Healthcare Corporation as Global Hemophilia Franchise Head. Earlier in his career, Mr. Goff held positions of increasing responsibility in sales and marketing roles with Novartis Pharmaceuticals, and the pharmaceutical division of Johnson & Johnson.

He earned his M.B.A. from the Wharton School at the University of Pennsylvania and his B.A. from Skidmore College.

About Alexion
Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion is the global leader in complement inhibition and has developed and commercializes the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), two life-threatening ultra-rare disorders. In addition, Alexion’s metabolic franchise includes two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D). Alexion is advancing its rare disease pipeline with highly innovative product candidates in multiple therapeutic areas. This press release and further information about Alexion can be found at: www.alexion.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements often include words such as "anticipate," "believe," "expect," "will," or similar expressions. Forward-looking statements are subject to factors that may cause Alexion's results and plans to differ from those expected, including for example, risks related to potential disruptions to our business as a result of leadership changes, and a variety of other risks set forth from time to time in Alexion's filings with the U.S. Securities and Exchange Commission, including but not limited to the risks discussed in Alexion's Quarterly Report on Form 10-Q for the period ended March 31, 2017 and in our other filings with the U.S. Securities and Exchange Commission. Alexion does not intend to update any of these forward-looking statements to reflect events or circumstances after the date hereof, except when a duty arises under law.

Alexion Contacts:

Media
Kim Diamond, 475-230-3775
Executive Director, Corporate Communications

Investors

Elena Ridloff, CFA, 475-230-3601
Vice President, Investor Relations

Or

Catherine Hu
Director, Investor Relations
475-230-3599

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